UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Plan, Contract or Arrangement with Principal or Named Executive Officers

On January 10, 2013, in connection with the execution of that certain master sale agreement between, inter alia, Unwired Planet, Inc. (the “Company”) and Telefonaktiebolaget L M Ericsson (publ), dated January 10, 2013 (the “MSA”), the Company entered into new employment agreements with each of Daniel Mendez and Timothy Robbins (each, an “Amended Agreement”) which, upon consummation of the transactions contemplated by the MSA, will amend and restate their respective employment agreements entered into with the Company on June 12, 2012 (each, a “Prior Agreement”), the details of which were previously disclosed in the Company’s proxy statement made available to Company stockholders on or about September 27, 2012 and which were filed as exhibits to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on September 7, 2012. The Amended Agreements provide for a 25% reduction in the rate at which cash commissions payable to each of Mr. Mendez and Mr. Robbins were calculated under the Prior Agreements in exchange for the RSU Award described below. In addition, the Amended Agreements provide that in the event the Company enters into a patent license arrangement with a third party and such agreement provides for running royalty or installment payments to the Company over time in an aggregate amount of at least $10 million (an “RRLA”), Mr. Mendez and Mr. Robbins shall each be entitled to an up-front lump-sum cash payment of $100,000 as an advance on the future commissions payable on such RRLA. The Amended Agreements also provide that Mr. Mendez and Mr. Robbins will have the title of Executive Vice President and General Manager of the Company’s Intellectual Property Division and other updates to the Prior Agreements.

As provided in the Amended Agreements, each of Mr. Mendez and Mr. Robbins will be granted a time-based restricted stock unit award pursuant to an award agreement (each, an “RSU Award Agreement”) under the Company’s 2006 Stock Incentive Plan (the “Plan”) for 750,000 restricted stock units (each, an “RSU Award”). Each restricted stock unit represents the right to receive one share of the Company’s common stock upon vesting. Subject to the terms of the Plan, the RSU Award Agreement and the Amended Agreement, the RSU Award shall vest in equal quarterly installments over three years. If Mr. Mendez or Mr. Robbins is terminated and such termination is a Qualified Termination (as defined in the Amended Agreement) within the two months before or the 18 months following a Change of Control (as defined in the Amended Agreement), the unvested portion of his RSU Award, as applicable, will automatically be accelerated in full as of the effective date of such Qualified Termination so as to become immediately and completely vested and no longer subject to any contractual restrictions.

The foregoing description of the Amended Agreements and the RSU Awards is summary in nature and is qualified in its entirety by the text of the Amended Agreements and the RSU Award Agreements, forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Employment Agreement between the Company and each of Daniel Mendez and Timothy Robbins

10.2	Form of RSU Award for each of Daniel Mendez and Timothy Robbins (incorporated herein by reference to Exhibit A to the Form of Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Michael Mulica
Dated: January 14, 2013	Name:	Michael Mulica
	Title:	Chief Executive Officer